UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

______________________

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340-2348 Walsh Avenue, Suite 2344 Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 774-4211

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on Form 8-K filed on April 23, 2023, Arthur “Abbie” Leibowitz indicated his intent not to stand for re-election as a Class II director of the board of directors of Semler Scientific, Inc., or Semler Sci, at its year’s Annual Meeting of Stockholders, or the Annual Meeting. Accordingly, Dr. Leibowitz stepped down as a Class II director effective upon the Annual Meeting. Dr. Leibowitz’s resignation was not due to any disagreement on any matter relating to Semler’s operations, policies or practices.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting on October 19, 2023, Semler Sci’s stockholders approved an amendment to Semler Sci’s amended and restated certificate of incorporation to limit the liability of certain officers of Semler Sci as permitted by recent amendments to Delaware law. The certificate of amendment of Semler Sci’s amended and restated certificate of incorporation, or the Certificate of Amendment, was filed with the Secretary of State of the State of Delaware on October 19, 2023 and became effective upon filing.

The foregoing description is qualified in its entirety by the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Semler Sci’s stockholders voted on four proposals, each of which is described in more detail in Semler Sci’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on September 8, 2023. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of votes withheld, abstentions and broker non-votes with respect to each matter.

Proposal 1. Stockholders elected the following nominee to serve as the Class II Director on Semler Sci’s board of directors until Semler Sci’s 2026 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified. The voting results for the nominee were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Eric Semler	2,991,786	1,510,494	1,017,650

Proposal 2. Stockholders approved, on a non-binding advisory basis, the compensation of Semler Sci’s named executive officers. The voting results for were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,425,030	43,921	33,371	1,017,608

Proposal 3. Stockholders approved an amendment to our amended and restated certificate of incorporation to limit the liability of certain company officers as permitted by recent amendments to Delaware law. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,714,519	786,156	1,647	1,017,608

Proposal 4. Stockholders ratified the selection of BDO USA, P.C. as Semler Sci’s independent registered public accounting firm for the year ending December 31, 2023. The voting results were as follows:

Votes For	Votes Against	Abstentions
5,475,837	37,333	6,760

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Semler Scientific, Inc.

104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: October 23, 2023	By:	/s/ Renae Cormier
Name: Renae Cormier
Title: Chief Financial Officer